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                                                                    EXHIBIT 10.1

                               EMPLOYMENT CONTRACT

This Contract is entered into between United Financial Mortgage Corp., an Illinois corporation (hereafter called "Company"), and Joseph Khoshabe (hereafter called "Employee") this 1st day of August, 2003 and shall become effective as of August 1, 2003.

The Company and/or its subsidiaries are engaged in the business of providing mortgage, banking, brokerage and other financial and administrative services. Company desires to engage the services of Employee as one of its key executives, and Employee is willing and able to perform in that capacity.

Accordingly, in consideration of the mutual covenants herein contained, the parties to this Contract agree as follows:

1. Employment. Company hereby agrees to employ Employee, and Employee hereby accepts such employment with Company and/or one or more of its subsidiaries, on the terms and conditions in this Contract.

2. Term of Employment. Subject to the provisions for termination hereafter provided, the term of Employee's employment under this Contract shall be for a period of two (2) years beginning on August 1, 2003, provided that the term of employment shall be automatically renewed for one additional year on each anniversary date beginning in 2005, unless either party has given the other written notice of non-renewal at least thirty (30) days prior to that anniversary date.

3. Duties of Employee. Employee is employed as Chairman of the Board of Directors of the Company and Chairman of the Company. It is understood and agreed that Employee is subject to the direction and control of Company's Board of Directors, and shall, if requested by Company's Board of Directors during the term of this Contract, serve in any other additional executive capacity with Company or one or more of its subsidiaries, taking into consideration his experience and performance record to date with Company. Employee shall devote substantially all of his business time, attention, efforts, and energy to the business of Company, and may not, during the term of this Contract, be engaged in any other business activities which interfere with his ability to carry out his obligations hereunder. However, such restriction shall not be construed as preventing Employee from participating in civic and charitable activities or from making investments in non-competitive business enterprises so long as Employee will not be required to render personal services to any such activity or enterprise during Employee's normal business hours with Company.

4.       Compensation.

         a. Base Salary. Commencing August 1, 2003, Company shall pay to Employee an annual base salary of $450,000 (from which federal withholding and social security taxes will be deducted) payable monthly or semi-monthly in the same manner as salary payments are paid to other key executives of Company. Such


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                  annual base salary may be reset annually by action of the
                  Board of Directors, but shall not be reduced below $250,000 without the written consent of the Employee.

         b. Employee shall be entitled to participate in such incentive plan or plans as Company may have in effect from time to time. Any bonus for fiscal year 2003 shall be in accordance with Exhibit A attached hereto and incorporated herein by reference. Thereafter, any plan or bonus arrangement shall be at the established by the Compensation Committee or the Board of Directors.

5.       Fringe Benefits.

         a. Business Expenses. Employee shall, during his employment by Company, be entitled to reimbursement for business and related expenses subject to compliance with Company's policies relating to such reimbursements.

         b. Medical and other Benefits. Employee shall receive the same benefits as are given to Company's other key executives as to medical, dental, disability, retirement and other similar benefits. In addition, Employee shall be provided with full family medical and dental coverages with plan terms and equal to the coverages that are provided to other employees.

         c. Paid Vacation. Each fiscal year (or portion thereof) beginning with fiscal year ending April 30, 2004, Employee may take four
                  (4) weeks of vacation which time his compensation shall be paid in full. Unused vacation will not be carried over and will not be paid unless by prior consent or request of the Board.

         d. Automobile. Company shall provide an automobile selected by Employee for Employee's use at a cost of up to $2,000.00 per month, and such automobile shall be replaced at least every 36 months. In the alternative, at Employee's option, Company shall provide an allowance for the use of a late model vehicle owned or leased by Employee in the amount of $2,000.00 per month. Whether Employee is using an automobile owned or leased by Company or by Employee, (i) Company shall pay or reimburse Employee for maintenance and repair expenses of the automobile upon submission of vouchers or itemized lists of such expenses prepared in compliance with Company's policy, and (ii) insurance shall be provided for or reimbursed by Company for such vehicle. Employee shall be named as an additional insured on any Company provided insurance policy covering such automobile for public liability, and Company shall be named as an additional insured on any Employee insurance policy covering such vehicle for public liability. In the event the automobile is damaged or destroyed by reason of accident, theft, vandalism, or otherwise, Employee will not have any liability to Company for any such loss or damage (including out-of- pocket deductibles).

         e. Life Travel/Accident and D&O Insurance. During the term of this Contract, Company shall pay for and keep in full force and effect life insurance policies on the life of, and with the proceeds payable to, Employee (or his designated beneficiary), it being understood that the proceeds payable under such life insurance policies (whether provided by Company and/or anyone or more of its


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                  subsidiaries) shall at all times be a minimum of $350,000. If the insurer that issues such policies permits Employee to purchase additional insurance, Employee may do so at Employee's expense.

         f. Other Benefits. Company shall provide such other benefits for its key executives and other employees as it may determine from time to time. No provision of this Contract shall preclude Employee from participating in any benefit plan now in effect or hereafter adopted by Company for its key executives, but Company shall be under no obligation to provide for Employee's participation in, or to institute, any such plan or to make any contribution under any such plan, unless such opportunities are provided to all Company employees as a group, or to all of Company's key executives as a group.

6.       Termination of Employment.

         a.       By Company.

                  (i) Date of Termination. Company may at any time terminate Employee's employment, in which event Employee shall leave the premises on such date (the "Date of Termination") as is specified by Company in the notice of termination (which date can be as early as the date of such notice). If such termination is not "for cause" (as defined herein) Company shall provide Employee with written notice of such termination thirty (30) days prior to the Date of Termination.

                  (ii) For Cause. If such termination is "for cause," Company will have no obligation to pay Employee any compensation or fringe benefits (other than benefits payable as of the Date of Termination pursuant to a Company life insurance, disability, retirement or other benefit plan) accrued after the Date of Termination. For purposes of the preceding sentence, the phrase "for cause" means:

                           (a) Employee's death or absence from Company's offices for physical or mental illness, or any other reason, for a total period of one hundred and twenty (120) days in any twelve month period (except that any vacation periods, travel on Company business, or leaves of absence specifically granted by Company's Board of Directors shall not be considered as periods of absence from employment);

                           (b) Employee's serious misconduct in or habitual neglect of the performance of his or her duties or obligations hereunder which in the commercially reasonable judgment of the Company's Board of Directors materially injures the Company;

                           (c) Employee's conviction for any felony or act of fraud or breach of trust against Company, or Employee fails to observe any covenant referenced in Paragraph 7 below.


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                           (d)      Employee is guilty of an act of moral
                                    turpitude or has a substance abuse problem that materially affects the performance of Employee's duties or materially injures the Company.

                           (e) The willful or gross misconduct of the Employee which causes material financial harm or damage to the Company.

                           If Company intends to terminate Employee's employment under any of Subparagraph (ii)(b), (c), (d) or (e) above and if all of Employee's act or omissions giving rise to such determination to terminate Employee's employment are susceptible to cure by Employee within a period of thirty (30) days, the written notice given to Employee will state that the effective date of termination will be thirty (30) days from the date of such notice, and such notice will be rescinded if Employee effects a substantially cure within such thirty (30) day period.

                           Notwithstanding the foregoing, nothing herein shall be deemed to waive the rights of Employee and the obligations of Company under the American with Disabilities Act.

                  (iii) Not for Cause. If such termination is other than "for cause" and occurs within the initial two (2) year term:

                           (a) Company shall be obligated to pay to Employee, in regular payroll period installments, a sum equal to the amount of Employee's then annual base salary and most recent incentive bonus, pro rated for the remaining unexpired term of this agreement. Such payments shall commence on the first regular payroll date unless terminated by Employee's breach of Section 7. At the option of the Board of Directors, the aggregate due hereunder may be paid in a lump sum, payable within ten (10) days of termination.

                           (b) At the option of Employee, Company shall transfer the title (free and clear of any liens or other encumbrances) to any automobile then owned (or leased) for use by, or otherwise provided to, Employee upon the payment of the then wholesale value of the automobile to Company by Employee. Company shall pay any transfer taxes in connection with such transfer.

                           (c) For a period of eighteen (18) months after the Date of Termination, Employee shall be eligible under COBRA, at Employees' expense to continue the medical and dental benefits referred to in Subparagraph 5.b.


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                  (iv)     In cases of termination other than for death, the
                           Employee shall be deemed to have resigned effective as of the Date of Termination from all positions held in the Company, including without limitation any position as a director, officer, agent, trustee or consultant of the Company or any subsidiary of or other entity under common control with the Company and hereby irrevocably consents to all Board actions to effectuate or acknowledge such resignation.

         b. By Employee. Employee may terminate his employment at any time. If termination is by Employee, Company will have no obligation to pay to Employee any compensation or fringe benefits (other than benefits payable as of the date of termination pursuant to a Company life insurance, disability, retirement or other benefit plan) accrued after the date of termination.

7.       NON-COMPETITION. NON-SOLICITATION AND CONFIDENTIALITY

         a.       The Employee covenants and agrees with the Company as follows:

                  Confidential Information. Employee acknowledges that, in and as a result of his employment by the Company, he will be making use of, acquiring, and/or adding to confidential information of a special and unique nature and value relating to such matters as the Company's proprietary information, copyrights, trade secrets, systems, procedures, manuals, confidential reports, and lists of customers and brokers (which are deemed for all purposes confidential and proprietary), as well as the nature and type of services rendered by the Company, the methods used and preferred by the Company's customers and brokers, and the fees paid by or to them. As a material inducement to the Company to enter into this Agreement and to pay to Employee the compensation and benefits stated in Paragraphs 4 & 5 above, Employee covenants and agrees that he shall not, at any time during or for two years following the term of his employment, directly or indirectly, divulge or disclose for any purpose whatsoever any confidential information that has been obtained by, or disclosed to him, as a result of his employment by the Company.

                  (i) that he will not (without the prior written consent of the Company), so long as he is employed by the Company, and for a period of one (1) year thereafter, directly or indirectly, in any manner whatsoever, including, without limitation, either individually or in partnership or jointly, or in conjunction with any other person ("person" shall mean an individual, trust, partnership, body corporate or politic, association or other incorporated or unincorporated organization), as principal, agent, shareholder, or in any other manner whatsoever, carry on or be engaged in or be concerned with interested in or permit his name or any part thereof, to be used or employed by any person that competes directly with the Company, or any successor or subsidiary of the Company, in the business of providing mortgage banking, mortgage brokerage; mortgage servicing


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                           and any other financial and administrative services
                           competitive with the business of the Company.

                  (ii) that he will not, so long as he is employed by the Company and for a period of one (1) year thereafter, interfere with, disrupt or attempt to disrupt any then existing relationship, contractual or otherwise, between the Company or any successor or subsidiary of the Company, and any of their suppliers, customers, clients, executives, employees or other persons with whom they deal.

         b. In the event that any clause or portion of any covenant contained in this Section 7 shall be unenforceable or declared invalid for any reason whatsoever, such enforceability or invalidity shall not affect the enforceability or validity of the remaining portions of the covenant and such unenforceable or invalid portion shall be severable from the remainder of this Agreement.

         c. The foregoing covenants are given by the Employee acknowledging that he is an individual with specific knowledge of the affairs of the Company and that the Company carries on business in numerous states. The Employee hereby acknowledges and agrees that all restrictions contained in this Agreement are reasonable and valid as to time period and scope and are reasonably required for the protection of the interests of the Company and its parent or subsidiary corporations, officers, directors, shareholders and other employees and were negotiated by him and his counsel and that the term of this agreement provides good and sufficient consideration for the provisions contained herein.

         d. It is understood and acknowledged by the parties hereto that the covenants set out in this section are essential elements to this Agreement.

8. Injunctive Remedy. In the event of a breach or a threatened breach by the Employee of the provisions of Paragraph 7 of this Agreement, Company shall be without adequate remedy at law and, therefore, the provisions of that Paragraph 7 may be enforced by a preliminary and/or permanent injunction restraining Employee from commission of such breach to the full extent hereof, or to such lesser extent as a court of competent jurisdiction may deem just and proper for the reasonable protection of the rights, interests and remedies available to it for such breach or threatened breach, including the recovery of money damages. In addition, in the event that either party shall be required to retain counsel to enforce the provisions of this Agreement, it is understood and agreed that damages shall include, but shall not be limited to, reasonable attorneys' fees and expenses incurred by the prevailing party.

9. Definition. For all purposes of this Agreement, the phrase "directly or indirectly" shall include, inter alia, employment by, ownership of any direct or indirect interest in, or rendering of any service to any person, partnership, association, limited liability company or corporation, whether as an individual employee, partner, shareholder, director,


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         member, officer, principal, manager, agent, trustee, consultant, investor, single proprietor, or pursuant to any other relationship or capacity.

10. Arbitration. All disputes, controversies or matters of interpretation arising out of or in connection with this Agreement, except for any disputes wherein a request is made for injunctive relief under Paragraph 8 of this Agreement, shall be submitted by either party for final and binding arbitration to be conducted in the State of Illinois in accordance with the Rules of the American Arbitration Association. The award rendered may be entered as a judgment in any court of competent jurisdiction in the State of Illinois and shall not be subject to appeal.

11. Severability. The invalidity or unenforceability of any provision in the Agreement shall not in any way affect the validity or enforceability of any other provision and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had never been in the Agreement.

12. Notices. All notices allowed or required to be given hereunder must be in writing and sent by overnight courier to the address of the party entitled to such notice shown at the end of this Contract. Either party hereto may change the address to which any such notice is to be addressed by giving notice in writing to the other party of such change. Any time limitation provided for in this Contract shall commence with the date that the party actually receives such written notice, and the date or postmark of any return receipt or delivery notice indicating the date of delivery of such notice to the addressee shall be conclusive evidence of such receipt. In addition to the parties hereto, copies of all notices should be sent to:

         ___________________________

         ___________________________

         ___________________________

         ___________________________

         and

         ___________________________

         ___________________________

         ___________________________

         ___________________________

13. Assignment. Neither Employee nor anyone claiming under Employee may commute, encumber, or dispose of the right to receive benefits hereunder. Such rights to receive benefits hereunder is expressly declared to be non-assignable and non-transferable by Employee, and in the event of any attempted assignment or transfer, Company shall have no further liability hereunder; provided, however, that the foregoing shall not apply to assignments by operation of law, such as to a guardian or to an executor of Employee's estate.


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14.      Waiver. No waiver by either party of any breach of any provision hereof by the other party shall operate or be construed as a waiver of any subsequent breach by the waiving party.

15. Binding Effect. This Contract shall be binding upon the parties hereto and their heirs, successors, and assigns.

16. Survival of Provisions. All provisions of this Contract, including all representations, warranties, covenants, and agreements contained or referenced herein, will survive the execution and delivery hereof and any investigation of the parties with respect thereto. The provisions of Paragraphs 7 will survive the termination or amendment of this Contract.

17. Validity. If any provision of this Contract is held by a court of law to be illegal or unenforceable, the remaining provisions of the Contact will remain in full force and effect. In lieu of such illegal or unenforceable provision, there shall be added automatically as a part of this Contract a provision as similar in terms to such illegal or unenforceable provision as may be possible and be legal and enforceable.

18. Amendments. This Contract may be amended at any time and from time to time in whole or in part by an instrument in writing setting forth the particulars of such amendment and duly executed by Company and Employee.

19. Duplicate Originals. This Contract may be executed in duplicate originals, each of which for all purposes is to be deemed an original, and all of which constitute, collectively, one agreement; but in making proof of this Contract, it will not be necessary to produce or account for more than one such duplicate.

20. Captions. The captions or section headings of this Contract are provided for convenience and shall not limit or affect the interpretation of this Contract.

21. Governing Law. This Contract has been made in, and its validity, interpretation, construction, and performance shall be governed by and be in accordance with, the laws of the State of Illinois, without reference to its laws governing conflicts of law. Each party hereby irrevocably agrees that any legal action or proceedings with respect to this Contract may be brought in the courts of the State of Illinois, or in any United States District Court of Illinois, and, by its execution and delivery of this Contract, each party hereby irrevocably submits to each such jurisdiction and hereby irrevocably waives any and all objections which it may have as to venue in any of the above courts. Each party further consents and agrees that any process in connection with any proceeding relating to this Contract may be served inside or outside the State of Illinois by registered or certified mail, return receipt requested, postage prepaid, and be effective as of the receipt thereof, or in such other manner as may be permissible under the rules of said Courts.

22. Expenses. Company agrees to pay the reasonable attorneys' fees incurred by Employee in connection with the review and negotiation of this Contract up to the lesser of (i) the


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         legal fees incurred by Company in the review and negotiation of this
         Contract; or (ii) the legal fees incurred by Employee in such review and negotiation.

23. Complete Understanding. This Contract constitutes the complete understanding between the parties hereto, except as otherwise expressly provided or referenced herein, with respect to the employment of Employee. This Contract supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

EMPLOYEE                            EMPLOYER:
Joseph Khoshabe                     United Financial Mortgage Corp.

/s/ Joseph Khoshabe                 /s/ James Zuhlke, Director
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                                    EXHIBIT A

                         Incentive Compensation Schedule

       10% of net income derived solely from commercial lending operations

         The Compensation Committee and the Board of Directors retain the right to amend the incentive compensation schedule as they deem appropriate.


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